UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 28, 2015

FluoroPharma Medical, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)

333-151381	20-8325616
(Commission File Number)	(IRS Employer Identification No.)

8 Hillside Avenue, Suite 207
Montclair, NJ 07042
(Address of principal executive offices and zip code)

(973) 744-1565
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 28, 2015, FluoroPharma Medical, Inc. (the “Company”) accepted subscriptions pursuant to a Note and Warrant Purchase Agreement (the “Purchase Agreement”) entered into with certain accredited investors identified therein for the issuance and sale in a private placement (the “Private Placement”) of an aggregate principal amount of up to $2,000,000 of convertible promissory notes (the “Notes”), convertible into shares of common stock at a conversion price per share of $0.35 (the “Conversion Price”).  In addition, pursuant to the Purchase Agreement, the Company shall issue warrants (the “Warrants”) at an initial exercise price per share of $0.50 to purchase a number of shares of common stock (the “Warrant Shares”) equal to fifty percent of the number of shares of common stock such investor would receive upon full conversion of the Notes (the “Conversion Shares”).

The initial closings of the Private Placement were consummated on May 28, 2015 and June 2, 2015 for an aggregate amount of $350,000.  In connection with the initial closings of the Private Placement, the Company will pay to a placement agent a cash fee of $28,000 and will issue 100,000 placement agent warrants.  The placement agent warrants shall have the same terms as the Warrants.

The Notes mature one year from the date of issuance and bear interest at the rate of 8% per annum payable upon the earlier of (i) exchange or conversion of the Notes in accordance with the terms thereof and (ii) the maturity date. Interest is payable in cash or in additional shares of common stock (the “Interest Shares”) at the sole option of the investor. In the event that interest under the Notes is paid with Interest Shares, the number of Interest Shares to be issued shall be based on the average of the three lowest volume weighted average prices of the common stock for the ten trading days immediately preceding the date such interest payment is due.

All principal and accrued interest under the Notes (the “Outstanding Balance”) will, at the sole option of the investor (i) convert into the Company’s next equity or equity-linked financing in which the Company raises gross proceeds of at least $3,600,000 (the “Subsequent Financing”), into such securities, including warrants of the Company as are issued in the Subsequent Financing, the amount of which shall be determined in accordance with the following formula: (the Outstanding Balance as of the closing of the Subsequent Financing) x (1.25) / (the per security price of the securities sold in the Subsequent Financing), or (ii) convert into a new financing in which the Company shall issue to the investor one share of common stock and one-half of one warrant at a purchase price no greater than $0.35 per share. For the purpose of calculating the formula in subclause (i) of the preceding sentence, the per security price of the securities sold in the Subsequent Financing shall not exceed $0.35.

The investor shall have the right, at its option at any time, to convert the principal amount of the Notes plus any accrued interest into shares of common stock as is obtained by multiplying (i) Outstanding Balance to be converted by (ii) the Conversion Price; provided, however, if an event of default has occurred and is continuing, the Conversion Price shall be adjusted to $0.15 per share. The Notes are subject to customary adjustments for issuances of shares of common stock as a dividend or distribution on shares of the common stock, or mergers or reorganizations, as well as “full-ratchet” anti-dilution adjustments for future issuances of other Company securities (subject to certain standard carve-outs).

The Notes contain the following event of default provisions:

•	the failure to pay principal within ten days after such amounts are due;

•
the Company breaches any material covenant or other term or condition of the Notes, the Purchase Agreement or other transaction document, except for a breach of payment, in any material respect and such breach, if subject to cure, continues for a period of twenty days after written notice to the Company from the investor;

•
the Company is advised by written notice from the investor that a material representation or warranty of the Company made in the Notes or Purchase Agreement was false or misleading in any material respect; any dissolution, liquidation or winding up by the Company or a subsidiary of a substantial portion of their business;

•
any cessation of operations by the Company or a subsidiary; the failure by the Company or any subsidiary to maintain any material intellectual property rights, personal, real property, equipment, leases or other assets which are necessary to conduct its business (whether now or in the future) and such breach is not cured with thirty days after written notice to such effect;

•
any money judgment shall be entered or made in a non-appealable adjudication against the Company or any subsidiary or any of their properties or other assets for more than $250,000 in excess of the Company’s insurance coverage, unless stayed vacated or satisfied within 60 days; or

•
the Company files any petition or action for relief under any bankruptcy or makes any assignment for the benefit of creditors or an involuntary petition is filed against the Company under any bankruptcy statute now or hereafter in effect, and such petition is not dismissed or discharged within 60 days.

So long as at least fifty percent of the principal amount of the Notes issued pursuant to the Purchase Agreement remain outstanding, the Company shall not, without the consent of the investors of at least a majority of the principal amount of the Notes outstanding at the time, in which the holders of the Notes vote separately as a class: (i) make any new loans or advances in excess of $100,000 to any person or entity; (ii) guarantee any indebtedness of any person or entity other than the Borrower or its wholly-owned subsidiaries; (iii) make any investment in securities other than wholly-owned subsidiaries; (iv) incur any aggregate incremental indebtedness in excess of $250,000 that is not already included in a budget approved by the Borrower’s board of directors; (v) change the principal business of the Company, enter into new lines of business, or exit the Company’s current line of business; (vi) sell, assign, license, pledge or encumber material technology or intellectual property, except in the ordinary course of business and consistent with past practice; (vii) enter into any corporate strategic relationships involving the payment, contribution or assignment by the Company or to the Company of assets greater than $250,000; (viii) decide to liquidate, dissolve, wind up, merge or consolidate the Company; or (ix) sell, lease, transfer, license or dispose of all or substantially all of the assets of the Company.

The Warrants expire five years following the date of the final closing under the Purchase Agreement and may be exercised on a cashless basis commencing six months from the issuance thereof if there is not an effective registration statement under the Securities Act providing for the resale of the Warrant Shares. The exercise price of the Warrants is subject to customary adjustments for issuances of shares of common stock as a dividend or distribution on shares of the common stock, or mergers or reorganizations, as well as “full-ratchet” anti-dilution adjustments for future issuances of other Company securities (subject to certain standard carve-outs).

The Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the investors, in which the Company agreed to file a registration statement (the “Registration Statement”) with the SEC to register for resale the Conversion Shares and the Warrant Shares within 90 calendar days of the final closing date of the Private Placement (the “Filing Date”), and to have the Registration Statement declared effective within 120 calendar days after the Filing Date.

Our existing noteholders who hold promissory notes in the outstanding principal amount of $2,198,416 amended their notes to (i) extend the maturity date an additional six months and (ii) change the automatic conversion feature to provide for an increase in the principal amount of such notes to be converted from 115% to 125%.

The Company is currently evaluating the impact of the issuance of the Notes in the Private Placement on the various “full-ratchet” provisions contained in certain of its outstanding securities.

The foregoing description of the Private Placement and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) form of Purchase Agreement filed as Exhibit 10.1 hereto; (ii) form of Registration Rights Agreement filed as Exhibit 10.2 hereto; (iii) form of Note issued in the Private Placement filed as Exhibit 4.1 hereto; and (iv) form of Warrant issued in the Private Placement filed as Exhibit 4.2 hereto.

Item 2.03.  Creation of a Direct Financial Obligation.

The disclosure set forth under Item 1.01 above is hereby incorporated in its entirety under this Item 2.03.

Item 3.02.  Unregistered Sales of Equity Securities.

As described more fully in Item 1.01 above, the Company consummated the Private Placement.  The issuance of securities in the Private Placement was exempt from registration pursuant to Section 4(2) of, and Rule 506 under Regulation D promulgated under, the Securities Act of 1933, as amended.

Item 9.01.  Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

4.1	Form of Note.

4.2	Form of Warrant.

10.1	Form of Note and Warrant Purchase Agreement.

10.2	Form of Registration Rights Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLUOROPHARMA MEDICAL, INC.

Dated: June 3, 2015	By: /s/ Johan M. (Thijs) Spoor
Name Johan M. (Thijs) Spoor
Title: CEO and President